Exhibit 10.30

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO.  2 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of January 1, 2019 (the “Effective Date”) by and between Midland States Bank, an Illinois banking corporation (the “Bank”,  hereinafter referred to as the “Employer”), and Jeffrey S. Mefford (“Executive”).

RECITALS

A.

Executive serves as President of the Bank, and has entered into an Employment Agreement with the Company and the Bank, dated as of December 1, 2010, as amended by that certain Amendment No. 1 to Employment Agreement dated as of December 15, 2017 (the “Employment Agreement”).

B.

The Compensation Committee of Midland States Bancorp, Inc. (the “Company”) has approved increases to the Executive’s target Incentive Bonus and long-term incentive bonus percentages and instructed that an amendment to Executive’s Employment Agreement be executed reflecting such increases.

AGREEMENTS

Now therefore, the Employment Agreement is hereby amended as follows:

1. The reference in Section 4(b) of the Employment Agreement to a target Incentive Bonus is hereby amended to “not less than sixty percent  (60%)”; and the reference to  a long-term incentive bonus percentage for the Executive is hereby amended to “fifty-five percent (55%).”

In all other respects the Employment Agreement shall remain fully in force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

MIDLAND STATES BANKJEFFREY S. MEFFORD

By:  /s/ Leon J. Holschbach/s/ Jeffrey S. Mefford

Name:Leon J. Holschbach[Signature]

Its:Vice-Chairman